Exhibit 99.3

PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	October 30, 2016	November 1, 2015

Assets

Current assets:
Cash and cash equivalents	$314,074	$205,867
Accounts receivable	92,636	110,056
Inventories	22,081	24,157
Other current assets	12,795	20,680

Total current assets	441,586	360,760

Property, plant and equipment, net	506,434	547,284
Investment in joint venture	-	93,021
Intangible assets, net	19,854	24,616
Other assets	20,393	17,695

Total assets	$988,267	$1,043,376

Liabilities and Equity

Current liabilities:
Current portion of long-term borrowings	$5,428	$65,495
Accounts payable and accrued liabilities	75,889	127,197

Total current liabilities	81,317	192,692

Long-term borrowings	62,139	67,120
Other liabilities	19,337	21,498

Photronics, Inc. shareholders' equity	710,363	646,555
Noncontrolling interests	115,111	115,511
Total equity	825,474	762,066

Total liabilities and equity	$988,267	$1,043,376

(a)	Balances reflect the impact of the adoption of a new accounting standard in fiscal year 2016 related to the balance sheet classification of deferred taxes (ASU 2015-17)